Exhibit 99(b)

FOR  IMMEDIATE  RELEASE                         Contact:
                                                        Richard F. Latour
                                                        President  and CEO  Tel:
                                                        781-994-4800

                      MICROFINANCIAL INCORPORATED ANNOUNCES
                    A FINAL AMENDMENT TO ITS CREDIT AGREEMENT

             - All Existing Lenders Participate in New Agreement -

 Woburn, MA-- April 16, 2003-- MicroFinancial Incorporated (NYSE-MFI), a leader in Microticket leasing and finance, today announced that it has secured an amendment to its Credit Agreement and received permanent waivers under its securitization facility.

The Company indicated that it has signed an agreement that amends its credit facility and stabilizes the Company's relationship with its lenders. The agreement also modifies the final maturity date to January of 2005.

The terms of the amended credit facility require the balance of the approximately $110 million senior term loan be paid out over the next 22 months. The loan will accrue interest at a rate of prime plus 2%, which will be payable monthly. Certain financial covenants such as fixed charge coverage, debt to net worth ratios, and minimum allowance balance requirements were eliminated.

The credit facility was originally entered into on August 2000. This amendment replaces the Forbearance and Modification Agreement from the senior credit facility that expired on February 7, 2003.

The Company also announced today that it has obtained a permanent waiver for its securitization agreements that will waive each existing event of default retroactively to the date the event of default occurred. It will also waive specific future events of default under the terms of the securitization agreements. This document will replace the temporary waiver which expired on April 15, 2003.

Richard Latour, President and Chief Operating Officer stated, "We are pleased to have secured a long-term amendment of our credit facility and securitzation from both our bank group and our securitzation lenders. We believe that this provides a solid foundation that will allow us to focus our attention on seeking a financial partner as we actively consider various financing, restructuring and strategic alternatives."

The Company filed its Form 10K with the Securities and Exchange Commission on April 15, 2003.


About MicroFinancial

MicroFinancial Inc. (NYSE: MFI), headquartered in Woburn, MA, is a financial intermediary specializing in leasing and financing for products in the $500 to $10,000 range. The company has been in operation since 1986.

Statements in this release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In addition, words such as "believes,"
"anticipates," "expects," "views, " and similar expressions are intended to identify forward-looking statements. The Company cautions that a number of important factors could cause actual results to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. Readers should not place undue reliance on forward-looking statements, which reflect the management's view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure that it will be able to anticipate or respond timely to changes which could adversely affect its operating results in one or more fiscal quarters. Results of operations in any past period should not be considered indicative of results to be expected in future periods. Fluctuations in operating results may result in fluctuations in the price of the Company's common stock. For a more complete description of the prominent risks and uncertainties inherent in the Company's business, see the risk factors described in documents the Company files from time to time with the Securities and Exchange Commission.